Exhibit 99.1

S.Y. Bancorp, Inc. Completes Previously Announced Acquisition of THE BANCorp, Inc., Holding Company for THE BANK – Oldham County, Inc.

Acquisition Will Expand Stock Yards Bank & Trust Footprint into Oldham County

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 1, 2013--S.Y. Bancorp, Inc. (“S.Y. Bancorp” or the “Company”) (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company (the “Bank”) with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today announced that it has completed the previously announced acquisition of THE BANCorp, Inc. Based in La Grange, Kentucky, THE BANCorp is the holding company for THE BANK – Oldham County, Inc., which operates four branches, one each in La Grange, Louisville, Crestwood and Prospect.

The acquisition increases the footprint of the Bank to a total of 35 branches in three major metropolitan areas – Louisville, Indianapolis and Cincinnati. Of these, 29 are located in the greater Louisville area, with the Bank’s presence now extending into Oldham County. With the completion of this acquisition, Stock Yards Bank & Trust is expected to become the largest locally owned community bank in the Louisville MSA in terms of deposits.

Commenting on the announcement, David Heintzman, Chairman and Chief Executive Officer of S.Y. Bancorp, said, “We are pleased to complete this transaction and offer an enthusiastic welcome to our new shareholders and customers. Since we previously had no physical locations in Oldham County, which has maintained solid growth and attractive demographic trends, this acquisition presents a very strong geographical fit with our existing footprint in the Louisville MSA. This acquisition will provide new opportunities for us to expand our business as we offer our new customers a more extensive range of products and services, including investment management and trust services along with private banking and brokerage services.”

Heintzman pointed out that the Company expects to complete by mid-August of 2013 the necessary system conversion that will integrate customer information, balances and transaction data of THE BANK – Oldham County into the Bank’s data system. Until that conversion is completed, customers of THE BANK – Oldham County must continue to use existing debit and credit cards and current online banking access. Additionally, customers of THE BANK – Oldham County will not be able to transact business at current Stock Yards Bank & Trust Company branches, and vice versa, until the system conversion has been completed.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with approximately $2.2 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company’s common shares trade on the NASDAQ Global Select Market under the symbol SYBT. The trust preferred securities of S.Y. Bancorp Capital Trust II also trade on the NASDAQ Global Select Market under the symbol SYBTP.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company’s management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company’s customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company’s customers; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President, Treasurer and Chief Financial Officer